certification [Exhibit 99.906CERT]

Kevin T. Callahan, Principal Executive Officer, and Brian Curley, Principal Financial Officer of the Fairway Private Equity & Venture Capital Opportunities Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Fairway Private Equity & Venture	Fairway Private Equity & Venture
Capital Opportunities Fund	Capital Opportunities Fund

/s/ Kevin T. Callahan	/s/ Brian Curley
Kevin T. Callahan	Brian Curley

Date:	12/6/2024	Date:	12/6/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.